UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 24, 2007

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2007, IA Global, Inc. (the “Company”) entered into a transaction for a 20.25% equity investment in Slate Consulting Co Ltd (“Slate”).

Slate is a Japan headquartered Executive Search firm with operations and business entities in Tokyo, Hong Kong, Surrey, Canada; a call center in Manila, Philippines; an early stage call center in Bucharest, Romania; and British Columbia, Canada.

Founded 4 years ago by CEO Ray Valdemar Pedersen, Slate has sustained 70% year on year revenue growth since establishment and expects this grow trajectory to accelerate in the future. Slate brings to IA Global a proven data research model leveraging off-shore resources and robust customer management tools. Slate has an established customer base of more than 150 multinational clients in Tokyo, Singapore, Hong Kong, and Shanghai. Slate expects to leverage its relationship with IA Global to accelerate its plans to grow its presence in additional Asia locations and expand rapidly operations in the European Union. Slate leverages its call centers in lower labor cost regions to identify and process candidate data in its target markets. Revenues for fiscal year 2007/8 are expected to be in the $3 to $5 million range.

The transaction is structured as a share exchange in which the Company will issue 3.6 million shares of its common stock in exchange for 25% of Slate’s outstanding shares. The parties agreed to value the transaction at $1,440,000 or the Company“s common stock at $0.40 per share, which was the average closing market price during the period of negotiations. In addition, the Company has the option to increase its equity holding in Slate to 75% based on mutually agreeable terms.

Copies of the Share Exchange Agreement and Right of First Refusal, are filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. A copy of the Press Release announcing the transaction is filed hereto as Exhibit 99.1, and incorporated herein by reference.

Section 3 Securities and Trading Markets

Section 3.02 Unregistered Sales of Equity Securities

The disclosure required to be provided herein is incorporated by reference to Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Shell company transactions – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Share Exchange Agreement, dated August 24, 2007, by and between the Company and Slate Consulting Co Ltd.

10.2	Right of First Refusal, dated August 24, 2007, by and between the Company and Slate Consulting Co Ltd.

99.1	Press release dated August 28, 2007, which announced the closing of a 20.25% equity investment in Slate Consulting Co Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: August 28, 2007

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer